EXHIBIT 10.34

SEVERANCE AGREEMENT AND RELEASE

RECITALS

This Severance Agreement and Release (“Agreement”) is made by and between Christopher G. Kenber (“Employee”) and Hi/fn, Inc. (“Company”) (collectively referred to as the “Parties”):

WHEREAS, Employee was employed by the Company;

WHEREAS, the Company and Employee entered into the Severance and Change of Control Agreement, effective May 16, 2005 (the “Severance Agreement”);

WHEREAS, the Company and Employee entered into a Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”);

WHEREAS, Employee’s employment with Company and status as a member of the Board of Directors terminated on November 10, 2006 (the “Termination Date”);

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Resignation. Employee hereby acknowledges and reaffirms his resignation as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors effective as of the Termination Date and from all other officer, employee and director positions with the Company and its affiliates.

2. Consideration.

(a) Severance Pay. Subject to this Agreement becoming effective (as set forth in Section 24), the Company will pay Employee $185,000 on its first regularly scheduled payroll date following the date six (6) months and one day following the Termination Date and will pay Employee $15,416.66 on each regularly scheduled payroll date thereafter through the last payroll date on or before the date twelve (12) months following the Termination Date, in accordance with the Company’s normal payroll policies.

(b) Benefits. Subject to this Agreement becoming effective (as set forth in Section 24), the Company will promptly reimburse Employee for the same level of medical, dental and/or vision coverage and benefits as in effect for Employee and his spouse on the day immediately preceding the Termination Date, provided (i) Employee constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. The Company will continue to reimburse Employee for continuation coverage (at a level of coverage no less favorable than that provided as of the day immediately preceding the Termination Date) until the earlier of (A) the date Employee (or his spouse, as applicable) is no longer eligible to receive continuation coverage pursuant to COBRA, (B) the date upon which Employee and his eligible dependents become covered by similar plans, or (C) twelve (12) months from the Termination Date. Employee will be responsible for the payment of COBRA premiums (including, without limitation, all administrative expenses) for the remaining COBRA period.

(c) Consulting. Commencing on the Termination Date and subject to this Agreement becoming effective (as set forth in Section 24), Employee will make himself available to serve as a consultant to the Company through the date twelve (12) months following the Termination Date, pursuant to the written consulting agreement (the “Consulting Agreement”) attached hereto as Exhibit A.

3. Confidential Information. Employee will continue to maintain the confidentiality of all confidential and proprietary information of the Company and will continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee will return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

4. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the “Releasees”), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, and the California Labor Code, including, but not limited to California Labor Code Sections 1400-1408;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

6. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this ADEA waiver will not be effective until the seven (7) day revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

7. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he had the opportunity to seek the advice of legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

9. No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

10. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Termination Date, Employee will not, either directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, (i) solicit, induce, or influence any person to leave employment with the Company, or (ii) directly or indirectly solicit business from any of the Company’s customers and users on behalf of any business that directly competes with the principal business of the Company.

11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or its affiliates or tortious interference with the contracts and relationships of the Company or its affiliates. All inquiries by potential future employers of Employee will be directed to the Company’s General Counsel. Upon inquiry, the Company will only state the following: Employee’s last position and dates of employment.

12. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, will be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

13. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

14. Costs. The Parties will each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

15. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Santa Clara County before the Judicial Arbitration & Mediation Services (“JAMS”) pursuant to its employment arbitration rules & procedures (“JAMS Rules”). The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS Rules conflict with California law, California law shall take precedence. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration will be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

19. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and any agreements relating to Employee’s outstanding equity awards with the Company.

20. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, will not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement will remain in full force and effect as if no such forbearance or failure of performance had occurred.

21. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, will be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

22. Governing Law. This Agreement will be deemed to have been executed and delivered within the State of California, and it will be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

23. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

24. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.

25. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
Hi/fn
Dated: November 16, 2006	By	/s/ William R. Walker
William R. Walker Vice President of Finance, Chief Financial Officer and Secretary

CHRISTOPHER G. KENBER, an individual
Dated: November 16, 2006	By	/s/ Christopher G. Kenber
Christopher G. Kenber